CONFIDENTIAL TREATMENT REQUESTED BY COMMUNITY CHOICE FINANCIAL INC. —CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

Exhibit 10.37

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of APRIL 25, 2017 (the “Effective Date”), will serve to set forth the terms of the Credit Facility by and between: (a) IVY FUNDING NINE, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”); and (b) CCFI FUNDING II, LLC, an Ohio limited liability company (“Debtor”).

RECITALS

WHEREAS, Lender and Debtor entered into that certain LOAN AND SECURITY AGREEMENT dated as of JUNE 30, 2014, as subsequently amended, pursuant to which Lender agreed to make a credit facility in an amount up to FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00) available to Debtor on the terms and conditions set forth therein (as amended, modified and restated from time to time, the “Original Loan Agreement”);

WHEREAS, pursuant to that certain PAYOFF, RELEASE, PURCHASE AND SALE AND AMENDMENT dated as of the Effective Date (the “Debtor Assignment”), Debtor, among other things, is purchasing (the “CCFI Loan Sale”) all Consumer Loans owned by CCFI FUNDING, LLC, an Ohio limited liability company (“CCFI”);

WHEREAS, Lender and Debtor desire to amend the Original Loan Agreement and then restate and supersede such agreement in its entirety by means of this Agreement, to, inter alia, increase the amount of the Credit Facility as set forth herein;

WHEREAS, Debtor has requested that Lender extend the Credit Facility to Debtor on the terms described in this Agreement; and

WHEREAS, Lender is willing to make the Credit Facility available to Debtor upon and subject to the provisions, terms and conditions set forth in the Loan Documents;

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.            Definitions.  As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“Administrative Agent” means CUMBERLAND ANALYTICS MANAGEMENT, LLC.

“Advance Rate” means the amount Lender will advance hereunder in connection with an Eligible Receivable, which Advance Rate shall be determined in accordance with Section 2(c).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which the Federal Reserve Bank of Atlanta, Georgia, is closed.

“Cash Flow Coverage Ratio” means, for any given month, the ratio of: (a) the total principal amount of Indebtedness of Debtor under the Credit Facility on the last day of such month (less cash in the Collateral

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

Deposit Account or in transit to a Collateral Deposit Account as of the last day of such month); to (b) cash flow generated in such month by all Consumer Loans owned by Debtor at any time during such month.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means:

(a)          All present and future: (i) accounts (including, but not limited to, all payment rights with respect to the Consumer Loans); (ii) chattel paper (including electronic chattel paper); (iii) contract rights (including, but not limited to all participation rights and interests relating to a Consumer Loan and all rights of Debtor in any collateral securing a Consumer Loan); (iv) the Consumer Loan Documents; (v) the Consumer Loans; (vi) deposit accounts (including any Collateral Deposit Account); (vii) documents, instruments or other agreements relating to the Consumer Loans (including, but not limited to, the Consumer Loan Documents); (viii) general intangibles; (ix) instruments (including, but not limited to, each Consumer Loan Note); (x) letters of credit; (xi) letter of credit rights; (xii) payment intangibles now or hereafter owned, held, or acquired relating to a consumer loan; (xiii) all right title and interest of Debtor in and under the Sale Agreement; and (x) all person property (if any) acquired in connection with the realization of any collateral for a consumer loan.

(b)          All books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties.

The term “Collateral,” as used herein, shall also include: (a) any other property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, of Debtor that may at any time be or become subject to a security interest or lien in favor of Lender as security for the Indebtedness, including, without limitation, all assets acquired by Debtor pursuant to the Debtor Assignment; and (b) all SUPPORTING OBLIGATIONS, PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, assets securities, guaranties or monies of Debtor which may at any time come into the possession of Lender.  The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except in the ordinary course of Debtor’s business or as otherwise provided herein.

“Collateral Agency Agreement” means, severally and collectively, each collateral agency agreement between Debtor, Seller and Lender relating to the Consumer Loans.

“Collateral Deposit Account” means one or more deposit accounts of Debtor into which all payments relating to Consumer Loans shall be deposited, which deposit accounts shall be subject to an account control agreement in favor of Lender (the “Control Agreement”).

“Constituent Documents” means: (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

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“Consumer Financial Services Laws” means all federal, state, and municipal laws, rules, or regulations dealing with consumer financial services.  The term includes, without limitation, any and all laws dealing with registration, licensing, advertising, fair lending, language requirements, origination, pricing, credit practices, disclosures, rates, terms, servicing, debt collection practices, fair credit reporting, communications, privacy, data security, unfair acts or practices, deceptive acts or practices, abusive acts or practices, complaint procedures, and dispute resolution.  The term includes, without limitation, the following laws or standards as applicable:  Equal Credit Opportunity Act, 15 U.S.C. §1691 et seq., and Regulation B, 12 C.F.R. part 1002; Electronic Funds Transfer Act, 15 U.S.C. §1693 et seq., and Regulation E, 12 C.F.R. part 1005; Fair Debt Collection Practices Act, 15 U.S.C. §1692o, and Regulation F, 12 C.F.R. part 1006; Gramm-Leach-Bliley Privacy Act, 12 U.S.C. §6801 et seq., and Regulation P, 12 C.F.R. part 1016; Fair Credit Reporting, 15 U.S.C. §1681 et seq., Regulation V, 12 C.F.R. part 1022; Truth in Lending, 15 U.S.C. §1601 et seq., and Regulation Z, 12 C.F.R. part 1026; Regulations or standards of the Consumer Financial Protection Bureau with respect to unfair, deceptive or abusive acts or practices, 12 U.S.C.A. § 5531 and §5536; and Regulations or trade practice standards of the Federal Trade Commission with respect to unfair or deceptive acts or practices, 15 U.S.C.A. §5(a), and Title 16 of the Code of Federal Regulations.

“Consumer Loan” means: (a) a consumer loan to a consumer residing in the applicable state (including installment loans and payroll advance loans), made under applicable law by Seller and purchased by Debtor from Seller; (b) a consumer loan to a consumer residing in the applicable state (including installment loans and payroll advance loans), made under applicable law by Seller, purchased by CCFI from Seller, and subsequently purchased by and assigned to Debtor pursuant to the Debtor Assignment; (c) all rights, title and interest, including all rights of repayment, under the Consumer Loan Documents and all instruments and documents arising therefrom or relating thereto; and (c) all proceeds arising therefrom or relating thereto (including, but not limited to, any personal property (if any) acquired by Debtor in connection with the exercise of any remedy relating to a Consumer Loan).

“Consumer Loan Documents” means all instruments, documents and agreements entered into, evidencing or executed in connection with the application for or disclosure with respect to a Consumer Loan; including, but not limited to, a Consumer Loan Note.

“Consumer Loan Note” means a promissory note (or other agreement evidencing indebtedness) and (if applicable) the TILA Disclosure executed by a Consumer Obligor in favor of Seller, in connection with a Consumer Loan.

“Consumer Loan Value” means, at any time and with respect to an Eligible Consumer Loan, a sum equal to the Eligible Receivable of such Eligible Consumer Loan times the Advance Rate.  By way of example and without limitation:

ELIGIBLE RECEIVABLE	ADVANCE RATE	CONSUMER LOAN VALUE
$100.00	[***]	[***]

“Consumer Loan Value Certificate” means a certificate signed by an authorized Person on behalf of Debtor and setting forth the calculation of the Consumer Loan Value, and containing a statement as to Debtor’s compliance with the Level 1 Triggers, substantially in the form of Exhibit A.

“Consumer Loan Value Deficiency” means, as of any date of determination, the excess (if a positive number), if any, of the aggregate outstanding principal balance of the Indebtedness minus the sum of all cash deposits in the Collateral Deposit Account (and verified funds in transit to such Collateral Deposit Account) over the Consumer Loan Value then in effect.  By way of example and without limitation:

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AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

CONSUMER LOAN VALUE	INDEBTEDNESS	CASH DEPOSITS IN THE COLLATERAL DEPOSIT ACCOUNT AND VERIFIED FUNDS IN TRANSIT	CONSUMER LOAN VALUE DEFICIENCY
$100.00	$110.00	$20.00	$(10.00) (No Consumer Loan Value Deficiency exists)
$100.00	$110.00	$5.00	$5.00

“Consumer Obligor” means each consumer in any way obligated to repay a Consumer Loan.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means as to any Person at any time (without duplication) all items of indebtedness, obligation or liability for borrowed money of a Person, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as debt in accordance with GAAP.

“Default” means any event which, with notice and/or the passage of time, would be an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“Eligible Consumer Loan” means, severally and collectively, all Installment Eligible Consumer Loans and PRA Eligible Consumer Loans.

 “Eligible Receivables” means ONE HUNDRED PERCENT (100.00%) of the outstanding principal balance of the Eligible Consumer Loans.

“Event of Default” shall have the meaning set forth in Section 10 hereof.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means: (a) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, under the Note, this Agreement and the other Loan Documents; (b) all accrued but unpaid interest on any of the indebtedness described in (a) above; (c) all costs and expenses incurred by Lender in accordance with the Loan Documents in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a) and (b) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable out of pocket attorneys’ fees; and (d) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), and (c) above.

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

“Indefeasibly Paid” means: (a) with respect to the making of any payment on or in respect of the Indebtedness, that such payment of such Indebtedness has been paid in full in cash (or that such payment of such Indebtedness has been otherwise satisfied in a manner acceptable to the holders of the Indebtedness in their sole and absolute discretion); and (b) that any and all commitments by Lender to make any loan or advance or extend any other credit that would, if made or extended, constitute Indebtedness have been irrevocably terminated.

“Installment Eligible Consumer Loan” means an installment Consumer Loan or Medium-Term Consumer Loan (whether secured or unsecured) made by Seller which is, and at the time of purchase by Debtor was classified as current on Parent’s and/or Seller’s financial statements under GAAP and meets certain other standards as set forth herein.  In general, a Consumer Loan shall be eligible if: (a) when made such Consumer Loan complies with the Underwriting Guidelines; (b) such Consumer Loan is pledged to Lender and in respect of which Lender has a perfected FIRST (1st) priority lien not subject to any other liens or claims of any kind (other than Permitted Encumbrances); (c) there is not a delinquency or other event of default at the time of Debtor’s purchase of the Consumer Loan; (d) such Consumer Loan is genuine and is the legal, valid, binding and enforceable obligation of the applicable Consumer Obligor; (e) to the knowledge of the Debtor, the Consumer Obligor has not asserted any setoff, defense or counterclaim with respect to such Consumer Loan, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles; (f) there has not occurred any extension of the time for any payment on such Consumer Loan except in accordance with the Consumer Loan Documents evidencing such Consumer Loan, the Underwriting Guidelines or the Servicing Standards; (g) such Consumer Loan is evidenced by a Consumer Loan Note and is unconditionally payable in Dollars; (h) the annual percentage rate payable under the respective Consumer Loan Note for such Consumer Loan is not greater than the highest lawful rate permitted by applicable law; (i) to the knowledge of the Debtor, the Consumer Obligor has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against such person any petition or other application for relief under the Bankruptcy Code or any such other law; (j) the Consumer Obligor is not an employee of Debtor or Seller, or any of their Affiliates; (k) the Consumer Obligor has not died or been declared incompetent; (l) the Consumer Obligor does not have any unsatisfactorily or unresolved prior negative financial experience with Seller, Debtor or any of their Affiliates; (m) to the knowledge of the Debtor, the Consumer Obligor is a resident of the state where such loan is made if required under applicable law; (m) such Consumer Loan is subject to a servicing agreement (which servicing agreement may be contained in the Sale Agreement) between Debtor and Seller in form and content satisfactory to Lender; (n) such Consumer Loan complies in all material respects with all applicable Consumer Financial Services Laws; (o) the Consumer Loan Documents are in the possession of Seller and a Collateral Agency Agreement has been executed by such Seller and Debtor in favor of Lender; (p) such Consumer Loan is serviced by a Seller in compliance with the Servicing Standards; and (q) an event of default under such Consumer Loan, except as permitted under the Underwriting Guidelines and/or Servicing Standards, shall not have occurred and be continuing.  Notwithstanding anything herein to the contrary, Medium-Term Consumer Loans shall not constitute Installment Eligible Consumer Loans from and after OCTOBER 22, 2017.

“Internet Loan” means a Consumer Loan originated through an internet portal with a Seller and not through a physical storefront location.

“Level 1 Trigger”  means the occurrence of one or more of the following:

(i)           Debtor fails to have a Cash Flow Coverage Ratio of less than 3.0:1.0 for any month, commencing MAY 2017;

(ii)          The PRA Concentration Percentage exceeds the PRA Concentration Limit;

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

(iii)         The total dividends and/or other distributions made by Debtor on account of any equity interests in Debtor exceed the [***] Dividend Cap in any calendar [***] ;

(iv)         Parent shall cease to Control Debtor or neither Michael Durbin nor Ted Saunders shall participate in the active management of Debtor’s day to day operations; or

(v)          A Loan Asset Level 1 Trigger occurs.

“Loan Documents” means this Agreement, the Note, the Collateral Agency Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loan.

“Loan” means all advances under the Credit Facility as established pursuant to the Loan Documents from time to time.

“Material Adverse Effect” means a material adverse effect on any of: (a) the operations, business, assets, properties or financial condition of Debtor, Seller or Parent; (b) the ability of Debtor to perform any of its material obligations under any Loan Document to which it is a party; (c) the legality, validity or enforceability of this Agreement or any other Loan Document; or (d) the rights and remedies of Lender under any Loan Document.

“Maturity Date” means JANUARY 15, 2019.

“Medium-Term Consumer Loan” means an open-end Consumer Loan made under applicable law by FIRST VIRGINIA FINANCIAL SERVICES, LLC, a Delaware limited liability company (“Virginia”), and purchased by Debtor from Virginia.

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time).

“Parent” means COMMUNITY CHOICE FINANCIAL INC., an Ohio corporation.

“Parent Default” means the occurrence and continuance of any event of default under: (a) the Senior Secured Indebtedness (under the Parent Credit Agreement, or otherwise); or (b) the Senior Secured Note Documents (as defined in the Parent Credit Agreement).

“Permitted Encumbrances” means:

(a)          liens in favor of Lender securing the Indebtedness;

(b)          liens for taxes, assessments and governmental charges not yet due or the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP;

(c)          liens imposed by law arising in the ordinary course of business and securing obligations (other than Debt for borrowed money) that are not overdue by more than SIXTY (60) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and for which reserves are maintained in accordance with GAAP;

(d)          judgment liens not resulting in an Event of Default; and

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

(e)          (i) liens in favor of collecting banks arising under Section 4.210 of the Code or any similar law, and (ii) liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained in the ordinary course of business with such creditor depository institution, provided that, except as set forth in this Subsection (e), no such deposit account that is a dedicated cash collateral account shall serve as collateral to any Person other than Lender.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“PRA Concentration Limit” means [***].

“PRA Concentration Percentage” means, at any time, the percentage of total advances outstanding under the Credit Facility attributable to PRA Eligible Consumer Loans.

 “PRA Eligible Consumer Loan” means a payroll advance Consumer Loan (whether secured or unsecured) made by Seller which is, and at the time of purchase by Debtor was classified as current on Parent’s and/or Seller’s financial statements under GAAP and meets certain other standards as set forth herein.  In general, a Consumer Loan shall be eligible if: (a) when made such Consumer Loan complies with the Underwriting Guidelines; (b) such Consumer Loan is pledged to Lender and in respect of which Lender has a perfected FIRST (1st) priority lien not subject to any other liens or claims of any kind (other than Permitted Encumbrances); (c) there is not a delinquency or other event of default at the time of Debtor’s purchase of the Consumer Loan; (d) such Consumer Loan is genuine and is the legal, valid, binding and enforceable obligation of the applicable Consumer Obligor; (e) to the knowledge of the Debtor, the Consumer Obligor has not asserted any setoff, defense or counterclaim with respect to such Consumer Loan, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles; (f) there has not occurred any extension of the time for any payment on such Consumer Loan except in accordance with the Consumer Loan Documents evidencing such Consumer Loan, the Underwriting Guidelines or the Servicing Standards; (g) such Consumer Loan is evidenced by a Consumer Loan Note and is unconditionally payable in Dollars; (h) the annual percentage rate payable under the respective Consumer Loan Note for such Consumer Loan is not greater than the highest lawful rate permitted by applicable law; (i) to the knowledge of the Debtor, the Consumer Obligor has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against such person any petition or other application for relief under the Bankruptcy Code or any such other law; (j) the Consumer Obligor is not an employee of Debtor or Seller, or any of their Affiliates; (k) the Consumer Obligor has not died or been declared incompetent; (l) the Consumer Obligor does not have any unsatisfactorily or unresolved prior negative financial experience with Seller, Debtor or any of their Affiliates; (m) to the knowledge of the Debtor, the Consumer Obligor is a resident of the state where such loan is made if required under applicable law; (m) such Consumer Loan is subject to a servicing agreement (which servicing agreement may be contained in the Sale Agreement) between Debtor and Seller in form and content satisfactory to Lender; (n) such Consumer Loan complies in all material respects with all applicable Consumer Financial Services Laws; (o) the Consumer Loan and related Consumer Loan Documents are in the possession of Seller and a Collateral Agency Agreement has been executed by such Seller and Debtor in favor of Lender; (p) such Consumer Loan is serviced by a Seller in compliance with the Servicing Standards; and (q) an event of default under such Consumer Loan, except as permitted under the Underwriting Guidelines and/or Servicing Standards, shall not have occurred and be continuing.

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

“[***] Dividend Cap” shall mean the maximum amount of dividends and/or distributions distributable by Debtor to holders of its equity in any calendar [***], and, subject to the terms and conditions of this Agreement, shall be [***]; provided that the [***] Dividend Cap shall be increased in a single calendar [***] to the extent that such dividends and/or distributions did not exceed the applicable [***] Dividend Cap for the immediately preceding [***]; provided, however, that in no case shall the [***] Dividend Cap exceed [***] of a [***] Dividend Cap not increased hereunder.

“Sale Agreement” shall mean, severally and collectively: (a) those certain SALE AND SERVICING AGREEMENTS (as amended, modified or supplemented) between any Seller and Debtor relating to the sale, purchase and servicing of the Consumer Loans;  (b) those certain SALE

AND SERVICING AGREEMENTS (as amended, modified or supplemented) between any Seller and CCFI relating to the sale, purchase and servicing of the Consumer Loans and assigned to Debtor in connection with the CCFI Loan Sale; (3) that certain MASTER SALE AND SERVICING AGREEMENTS dated as of the Effective Date (as amended, modified or supplemented) between any Seller and Debtor relating to the sale, purchase and servicing of the Consumer Loans (the “Master Sale Agreement”); and (4) any other sale and servicing agreement acceptable to Lender in its reasonable discretion,

“Seller” means any Person who from time to time sells a Consumer Loan to Debtor on such terms and conditions as may be approved by Lender in its sole discretion and who: (a) has agreed to service the Consumer Loans for the benefit and account of Debtor; (b) has acknowledged the perfected first priority lien and security interest of Lender in such Consumer Loans; and (c) shall cause the Consumer Loans to be serviced in accordance with the Servicing Standards.

“Senior Secured Indebtedness” means the indebtedness of Parent under that certain REVOLVING CREDIT AGREEMENT, dated as of APRIL 29, 2011 (as amended, modified, or otherwise supplemented from time to time, the “Parent Credit Agreement”), among the Parent, the Lenders party thereto, and the Administrative Agent (as defined therein).

“Servicing Standards” means the servicing, collection and similar such standards of each Seller as in effect on the Effective Date or as in effect from time to time (but only to the extent any changes to such standards do not represent material changes adverse to Lender from past practices) and employed by Seller in the normal course of business, and which standards shall at all times comply with all Consumer Financial Services Laws.

“Subsidiary” means any entity: (a) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by a Person and/or its Subsidiaries; and (b) which is treated as a subsidiary in accordance with GAAP.

“Underwriting Guidelines”  means the underwriting guidelines of a Seller with respect to Consumer Loans originated by such Seller as in effect on the Effective Date, and which guidelines shall at all times comply with all applicable Consumer Financial Services Laws and follow the process summarized on Exhibit B attached hereto or as adapted to retail operations as conducted on the Effective Date, or as such process is modified by such Seller to the extent such modification does not represent a material change to such guidelines adverse to Lender.

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed,

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2.            Credit Facility.

(a)        Term Loan with Multiple Advances.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor the sum of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00) (the “Credit Facility”) in TWO (2) advances from the date hereof until the earliest of the following (the “Maturity Date”): (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) JANUARY 15, 2019.  Advances with respect to the Loan shall be made available to Debtor by depositing the same, in immediately available funds, in the Collateral Deposit Account.  From and after SEPTEMBER 30, 2018,new advances under the Credit Facility shall be permitted only in Lender’s sole discretion.  Debtor shall not debit the Collateral Deposit Account with respect to disbursement of the Loan except for the use permitted by Section 2(f). [***].

(b)        Second Advance.  From the Effective Date through SEPTEMBER 29, 2018, Debtor may request the SECOND (2ND) advance under the Credit Facility in the amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (the “Second Advance”) provided that the Second Advance Conditions are satisfied as determined by Lender in its reasonable discretion.  “Second Advance Conditions” means, collectively: (i) at least SEVENTY (70) days prior to the proposed date of disbursement of the Second Advance, Debtor shall have provided Lender with a written request for the Second Advance; (ii) no Material Adverse Effect shall have occurred; (iii) no Default or Event of Default shall be then existing; (iv) [***] and (v) neither a Level 1 Trigger nor Consumer Loan Value Deficiency shall have occurred and be continuing either immediately before, or would occur immediately after, giving effect to the Second Advance.

(c)        Determination of Advance Rate.  From the Effective Date through the Maturity Date, subject to the terms and conditions set forth herein, the Advance Rate shall be [***] of each Eligible Receivable; provided, however, that if: (i) on JUNE 30, 2018, the maturity date of the Senior Secured Indebtedness of Parent has not been extended beyond JUNE 30, 2018, the Advance Rate shall be immediately reduced to [***] of each Eligible Receivable; and (ii) on SEPTEMBER 30, 2018, the maturity date of the Senior Secured Indebtedness of Parent has not been extended beyond SEPTEMBER 30, 2018, the Advance Rate shall be immediately reduced to [***] of each Eligible Receivable; provided, however, that if such extension of the maturity date of the Senior Secured Indebtedness of Parent occurs after either of the dates provided in this Section 2(c), from and after the date of such extension, the Advance Rate shall be as otherwise provided herein.   Notwithstanding anything in this Agreement to the contrary: (i) Lender shall not be required to permit advances from and after SEPTEMBER 30, 2018; and (ii) in the event of the occurrence and continuation of a Level 1 Trigger, the Advance Rate then in effect shall be reduced by an additional [***].

(d)          Funding.  All advances (excluding the initial advances hereunder) under the Credit Facility shall be made at such times as may be mutually agreed by Debtor and Lender.  Debtor shall provide Lender with not less than FIVE (5) Business Days prior written notice of a requested advance,  specifying the amount of such advance together with any documentation relating thereto as Lender may reasonably request.  All advances under the Credit Facility shall be made on or before the SEPTEMBER 30, 2018, unless otherwise permitted by Lender in its sole discretion.  No amounts advanced under the Credit Facility may be repaid and re-borrowed.

(e)          Prepayment.  If any Indebtedness under the Credit Facility [***] (except in connection with Section 4(d)(i)), Debtor shall pay a make whole fee to Lender equal to the net present value of interest that would have accrued and been paid with respect to such prepayment (if such prepayment had not been made)

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from the date of such prepayment up to and including APRIL 25, 2018, using the Rate of interest set forth in the Note, discounted at the one year Treasury rate of 1.02% (the “Make Whole Fee”).  By way of example, a sample Make Whole Fee calculation which is attached hereto as Exhibit E.

(f)         Use of Proceeds.  The Loan under the Credit Facility shall be used by Debtor purchase the Consumer Loans, including the purchase of Consumer Loans pursuant to the CCFI Loan Sale.

(g)        Fees.  Debtor agrees to pay:

(i)       A monthly administrative fee to Administrative Agent for the period from and including the Effective Date to and including the Maturity Date, at the rate of THREE QUARTERS OF ONE PERCENT (0.75%) per annum on the amount of the outstanding principal balance under the Credit Facility based on a THREE HUNDRED SIXTY (360) day year and the actual number of days elapsed.  The accrued administrative fee shall be payable in arrears on each date for regularly scheduled payment of interest under the Note.

(ii)      [***]

3.            Note, Rate and Computation of Interest.  The Credit Facility shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender.  Interest on the Note shall accrue at the rates set forth therein.  The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Agreement.  All payments of principal, interest or any other sums due under the Credit Facility shall be remitted to Lender directly by Debtor, and shall not be remitted by Parent (from the proceeds of distributions paid to Parent by Debtor or otherwise).

4.            Collateral.

(a)        Grant of Security Interest.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Lender, a security interest in, all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.

(b)        Additional Documents.  To secure full and complete payment and performance of the Indebtedness, Debtor shall execute and deliver or cause to be executed and delivered all of the Loan Documents reasonably required by Lender covering the Collateral.  Debtor shall execute and cause to be executed such further documents and instruments that are consistent with this Agreement, as Lender, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral.  In the event any of the Loan Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, Debtor shall upon request by Lender and in order to correct such mistake, execute such new documents or initial corrected, original documents as Lender may deem necessary to remedy said errors or mistakes.  Debtor shall execute such other documents as Lender shall deem reasonably necessary to correct any defects or deficiencies in the Loan Documents.  Debtor’s failure to execute such documents as requested within FIVE (5) Business Days of the date of such request shall constitute an Event of Default under this Agreement. Debtor will at such intervals as Lender may require, execute and deliver confirmatory written assignments of the Consumer Loans to Lender and furnish such further schedules and/or information as Lender may reasonably require relating to the Consumer Loans.  In addition, Debtor shall notify Lender of any material non-compliance in respect of the representations, warranties and covenants contained in this Agreement with respect to a Consumer Loan.

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(c)        Debtor Remains Liable.  Notwithstanding anything to the contrary contained herein: (i) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of Debtor’s respective duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (iii) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d)          Consumer Loan Value Deficiency.  If at the close of business on any Business Day a Consumer Loan Value Deficiency shall exist, then prior to the close of business on the THIRD (3rd) Business Day after the occurrence of such event, Debtor shall: (i) repay the Indebtedness so that no Consumer Loan Value Deficiency shall exist (any restriction of the pre-payment of the Indebtedness contained in the Loan Documents being waived with respect to such required payment); (ii) cause additional funds to be deposited to the Collateral Deposit Account so that no Consumer Loan Value Deficiency shall exist; and/or (iii) cause additional Eligible Consumer Loans to be pledged to increase the Consumer Loan Value so that no Consumer Loan Value Deficiency shall exist.  The failure of Debtor to comply with the provisions of this Section 4(d) shall constitute an Event of Default under this Agreement.

(e)        Loan Asset Level 1 Trigger.  It shall be a Level 1 Trigger if, on APRIL 30, 2017 or on the last day of any month thereafter through and including SEPTEMBER 30, 2018, the conditions describe in both clauses (i) and (ii) are present (the “Loan Asset Level 1 Trigger”): (i) the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account) does not equal or exceed [***] of the then outstanding balance of the Credit Facility; and (ii) the sum of all non-cash assets of Debtor as of such date does not exceed [***] of the then outstanding balance of the Credit Facility.

(f)         Satisfaction of Indebtedness.  Until the Indebtedness has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Credit Facility have been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under the Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.

5.            Conditions Precedent.

(a)          Initial Advance.  The obligation of Lender to make the Loan under the Credit Facility, is subject to the condition precedent that Lender shall have received on or before the day the Loan is to be made all of the following, each dated (unless otherwise indicated) as of the Effective Date, in form and substance satisfactory to Lender:

(i)           Resolutions.  Resolutions of the governing body of Debtor certified by an authorized officer or representative of Debtor which authorize the execution, delivery, and performance of the Loan Documents.

(ii)          Incumbency Certificate.  A certificate of incumbency certified by an authorized officer or representative of Debtor certifying the names of the individuals or other Persons authorized to sign the Loan Documents (including the certificates contemplated herein) together with specimen signatures of such Persons.

(iii)         Constituent Documents.  The Constituent Documents of Debtor certified to Lender as being true and correct as of the date of this Agreement.

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(iv)         Governmental Certificates.  Certificates of the appropriate government officials of the state of organization of Debtor as to the existence, qualification and good standing of Debtor, dated within TEN (10) days of the date of this Agreement.

(v)          Loan Documents.  The Loan Documents executed by Debtor.

(vi)         Financing Statements.  Code financing statements: (1) covering the Collateral naming Debtor as debtor and Lender as secured party; and/or (2) naming Seller as seller and Debtor as buyer shall have been filed with such filing officers as Lender may request.

(vii)        Uniform Commercial Code Search.  The results of a Code search showing all financing statements and other documents or instruments on file against Debtor and/or Seller in such locations as Lender may reasonably request, such search to be as of a date no more than TEN (10) days prior the Effective Date.

(viii)       Fees and Expenses.  Evidence that the costs and expenses of Lender (including reasonable out-of-pocket attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor.

(ix)         Certain Agreements.  Copies of each Sale Agreement with each Seller in form and content satisfactory to Lender, and all material contracts and agreements of Debtor as in effect on the Effective Date relating to the Consumer Loans, certified as true and correct copies thereof by an authorized Person on behalf of Debtor, together with a certificate of such authorized Person stating that such agreements remain in full force and effect and that Debtor has not breached or defaulted in any of its obligations under such agreements.

(x)          Opinion of Counsel.  The opinion of Debtor’s counsel as to: (1) the existence and due organization of Debtor; (2) the due authorization and execution of the Loan Documents; (3) the enforceability of the Loan Documents; (4) the perfection of Lender’s security interest in the Collateral; and (5) such other matters as may be reasonably requested by Lender and its counsel.

(xi)         Transfer of Consumer Loans.  Evidence of consummation of the CCFI Loan Sale and the transfer of all Consumer Loans formerly owned by CCFI to Debtor in form reasonably satisfactory to Lender and its counsel.

(xii)        Other Matters.  Such other documents and agreements as may be required by Lender in its reasonable discretion.

(xiii)       Due Diligence.  Lender shall have completed its business, legal and collateral due diligence with respect to Debtor and each Seller and the results thereof shall be acceptable to Lender, in its sole and absolute discretion. Lender and Debtor acknowledge that: (a) certain items set forth in this Section 5 will not be delivered by the Effective Date (the “Post-Closing Items”); (b) that the failure to deliver the Post-Closing Items shall not constitute a waiver of such conditions; and (c) delivery of the Post-Closing Items has been deferred pursuant to Schedule I attached hereto.  Debtor’s failure to deliver the Post-Closing Items in accordance with Schedule I attached hereto shall constitute an Event of Default.

(b)          All Advances.  The obligation of Lender to make any advance with respect to the Loan under the Credit Facility shall be subject to the following additional conditions precedent:

(i)           Request for Loan.  Lender shall have received in accordance with this Agreement, a request for a Loan in form and content satisfactory to Lender in its reasonable discretion dated as of the date of request and executed by an authorized officer of Debtor.

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(ii)          No Default, Etc.  No Default or event which could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing, or would result from or after giving effect to such Loan.

(iii)           Representations and Warranties.  All of the representations and warranties contained in the Loan Documents shall be true and correct in material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date.

6.            Representations and Warranties.  Debtor hereby represents and warrants to Lender as follows:

(a)        Existence.  Debtor: (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Debtor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

(b)        Binding Obligations.  The execution, delivery and performance of the Loan Documents by Debtor have been duly authorized by all necessary action by Debtor, and constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c)        No Consent.  The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not: (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents (if any) or other instrument binding upon Debtor,  (2) any law, governmental regulation, court decree or order applicable to Debtor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Debtor; (ii) require the consent, approval or authorization of any third party; or (iii) result in or require the creation of any lien, charge or encumbrance upon any property of Debtor except as may be expressly contemplated in the Loan Documents.

(d)        Financial Condition.  Each financial statement of Debtor supplied to Lender in accordance with GAAP fairly presents in all material respects, except for the absence of footnotes and yearend adjustments in the case of non-year end financials, such Person’s financial condition as of the date of each such statement.  There has been no material adverse change in such financial condition or results of operations of Debtor subsequent to the date of the most recent financial statement supplied to Lender.

(e)        Operation of Business.  Debtor possesses all contracts, licenses, permits, franchises, patents, copyrights, trademarks and tradenames, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.

(f)        Litigation and Judgments.  There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Debtor, threatened against or affecting Debtor that would, if adversely determined, have a Material Adverse Effect.  There are no outstanding judgments against Debtor for which adequate reserves have not been made.

(g)        Rights in Collateral; Liens.  Debtor has good and indefeasible title to the Collateral, and none of the Collateral is subject to any lien, except Permitted Encumbrances.

(h)        Debt.  Debtor has no Debt other than the Permitted Indebtedness.

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(i)           Disclosure.  No statement, information, report, representation, or warranty made by Debtor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to Debtor which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.

(j)           Agreements.  Debtor is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could reasonably be expected to have a Material Adverse Effect.  Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.  Each Sale Agreement with each Seller is in full force and effect and no material default in the performance of any agreement or obligation thereunder by any party thereto shall have occurred and be continuing.

(k)          Compliance with Laws.  Debtor is not in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

(l)           Taxes; Governmental Charges.  Debtor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

(m)         Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than for the Permitted Encumbrances.

(n)          Location.  Debtor’s chief executive office and the office where the records concerning the Collateral are kept are at its address set forth on the signature page hereof.

(o)          Solvency.  On the Effective Date and on the date of the Loan, Debtor will be and after giving effect to the Loan, will be, solvent.

(p)          Single Purpose Entity.  Debtor hereby represents warrants and covenants that Debtor is, and shall be until payment in full of the Indebtedness, a single purpose entity, and Debtor shall engage in no other business but those reasonably related to its ownership of the Consumer Loans.

7.            Representations and Warranties Concerning the Eligible Receivables.  Debtor hereby represents and warrants to Lender:

(a)          Collateral.  With respect to the Collateral at the time the Collateral becomes subject to a lien in favor of Lender, Debtor covenants, represents and warrants: (i) Debtor shall be the sole owner, free and clear of all liens (except for Permitted Encumbrances), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (ii) Debtor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Lender shall reasonably require; and (iii) Lender has a FIRST (1st) priority perfected lien on the Collateral (subject only to Permitted Encumbrances).

(b)          No Adverse Selection.  The Consumer Loans sold or transferred to Debtor by Seller have not been selected in a manner adverse to Debtor or Lender.

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(c)          Replacement of Certain Consumer Loans.

(i)       If within ONE HUNDRED TWENTY (120) days of purchase it is determined that an outstanding Consumer Loan: (i) was not, at the time of purchase an Eligible Consumer Loan; or (ii) an event of default has occurred and is continuing with respect to such Consumer Loan under the Consumer Loan Documents, Debtor shall or shall cause Seller to either repurchase or replace the subject Consumer Loan with a Consumer Loan with an outstanding principal balance equal to or greater than a non-conforming Consumer Loan that is an Eligible Consumer Loan.

(ii)      If the PRA Concentration Percentage exceeds the PRA Concentration Limit (as reported in any Consumer Loan Value Certificate) (a “PRA Level 1 Trigger”), within THIRTY (30) days of delivery of the applicable Consumer Loan Value Certificate, Debtor shall have the right, but not the obligation, to cause Seller to replace the PRA Eligible Consumer Loans in excess of the PRA Concentration Limit with Installment Eligible Consumer Loans with an outstanding principal balance equal to or greater than subject PRA Eligible Consumer Loans.

(d)          Compliance with Laws; Enforceability; Modification; Required Documents, Etc.  Each Consumer Loan and each Consumer Loan Document related thereto: (i) has been made and serviced in compliance, in all material respects, with the Underwriting Guidelines, Servicing Standards and all requirements of all Consumer Financial Services Laws; (ii) is genuine, valid, duly authorized, properly executed and enforceable in accordance with the terms set forth therein, without defense or offset an amount indisputably owed by the Consumer Obligor therein named, for a fixed sum as set forth in the Consumer Loan Note; (iii) has not been modified or amended and has not had any requirements thereof waived except as authorized by the Underwriting Guidelines and Servicing Standards; (iv) complies with the terms of this Agreement; (v) in the case of such Consumer Loan, it has been fully advanced in the face amount thereof; and (vi) all documents relating to a Consumer Loan shall be legally sufficient and compliant under all applicable Consumer Financial Services Laws and shall be legally enforceable in accordance with their terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(e)        Underwriting.  Each Consumer Loan was underwritten in all material respects accordance with the Underwriting Guidelines applicable to such Consumer Loan.

(f)         Collection Practices.  The Servicing Standards used by the applicable Seller with respect to a Consumer Loan have been in all respects legal, proper, prudent and customary in the consumer lending and servicing business with respect to consumer loans similar to the Consumer Loans and comply in all material respects with all applicable municipal, state or federal laws or regulations.

(g)        Eligible Consumer Loan.  Each Consumer Loan included in the Consumer Loan Value is an Eligible Consumer Loan.

8.            Covenants.  Until all Indebtedness of Debtor under the Loan Documents is indefeasibly paid or performed, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants as follows:

(a)        Reporting Requirements.  Debtor shall furnish or caused to be furnished to Lender:

(i)           Within FORTY-FIVE (45) days after the end of each fiscal quarter of Debtor commencing with the first fiscal quarter of Debtor ending after the Effective Date: (1) internally prepared balance sheets, statements of operations and retained earnings and statements of cash flows of Debtor as at the end of such quarter; (2) a report of Debtor’s net bad debt for such quarter; and (3) monthly static pool reports for each month in such quarter, detailing Debtor’s weighted average internal rate of return and annual percentage rate for all Consumer Loans, all in reasonable detail and certified by an authorized Person on behalf of Debtor as fairly presenting, in all material respects, the financial position of Debtor and as of the end of such

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quarter and the results of operations and cash flows of Debtor for such quarter, in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments;

(ii)          Within ONE HUNDRED TWENTY (120) days after the end of each fiscal year of Debtor, balance sheets, statements of operations and retained earnings and statements of cash flows of Debtor, Debtor as at the end of such fiscal year, all in reasonable detail and certified by an authorized Person on behalf of Debtor as fairly presenting, in all material respects, the financial position of Debtor and as of the end of such fiscal year and the results of operations and cash flows of Debtor for such fiscal year, in accordance with GAAP;

(iii)         Simultaneously with the delivery of the financial statements of Debtor by clauses (i) and (ii) of this Section 8(a), a certificate of an authorized Person on behalf of Debtor stating that such authorized Person has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Debtor during the period covered by such financial statements with a view to determining whether Debtor was in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such authorized Person has no knowledge of, the existence during such period of an Event of Default or, if an Event of Default exists, describing the nature and period of existence thereof and the action which Debtor and proposes to take or have taken with respect thereto;

(iv)         On the SECOND (2nd) Business Day of each week commencing with the first week ending after the Effective Date, the weekly reconciliation and summaries received by Debtor from each Seller with respect to the Consumer Loans in substantially the form attached hereto as Exhibit C.  In connection with such reconciliation and summary, Debtor shall deliver to Lender a weekly report identifying those Consumer Loans which shall constitute Collateral for Lender;

(v)          As soon as possible, and in any event within on the FIFTEENTH (15TH)  day of each month commencing on MAY 15, 2017, a Consumer Loan Value Certificate, current as of the close of business on the last Business Day of the preceding month, supported by schedules showing the derivation thereof in substantially the form attached hereto as Exhibit A, provided that the Consumer Loan Value set forth in the Consumer Loan Value Certificate shall be effective from and including the date such Consumer Loan Value Certificate is duly received by Lender but not including the date on which a subsequent Consumer Loan Value Certificate is received by Lender, unless Lender disputes the eligibility of a Consumer Loan included in the calculation of the Consumer Loan Value by written notice of such dispute to Debtor;

(vi)         Promptly after submission to any Governmental Authority, all documents and information furnished to a Governmental Authority in connection with any investigation of Debtor, a Seller, Parent with respect to a Consumer Loan subject to this Agreement other than routine inquiries by such Governmental Authority;

(vii)        As soon as possible, and in any event within FIVE (5) Business Days after the occurrence of an Event of Default, a Default, a Parent Default or the occurrence of any event or development that has had or could reasonably be expected to have a Material Adverse Effect, the written statement of an authorized Person on behalf of Debtor setting forth the details of such Event of Default, Default, Parent Default or other event or development having a Material Adverse Effect and the action which Debtor and/or Parent (as the case may be) proposes to take with respect thereto;

(viii)       Promptly after the commencement thereof but in any event not later than FIVE (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, Debtor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

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(ix)         As soon as possible and in any event within FIVE (5) Business Days after execution, receipt or delivery thereof, copies of any material notices that Debtor and/or a Seller executes or receives in connection with any Sale Agreement;

(x)          Promptly notify Lender of the occurrence of any default by Seller in the performance of any material obligations with respect to any Consumer Loans with an aggregate value in excess of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00);

(xi)         Promptly notify Lender of any and all material adverse changes in Debtor’s financial condition and all claims made against Debtor that could materially affect the financial condition of Debtor;

(xii)        Within THIRTY (30) days of filing (but in no event by later than NOVEMBER 30 of the calendar year immediately following the year for which such tax returns are filed), a copy of Debtor’s annual federal income tax returns; and

(xiii)       Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of Debtor, Parent, any Seller, or the Consumer Loans as Lender may from time to time reasonably request.

(b)          Compliance with Laws.  Debtor will comply in material respects with all applicable Consumer Financial Services Laws imposed by any Governmental Authority upon Debtor and its businesses, operations and properties where the failure to perform or comply could have a Material Adverse Effect.  Debtor will cause each Seller to comply in all material respects with all applicable Consumer Financial Services Laws imposed by any Governmental Authority upon Seller with respect to each Consumer Loan.

(c)          Collateral Agency Agreements.  Debtor shall obtain written Collateral Agency Agreement with each Seller, in form and substance satisfactory to Lender.

(d)          Payment of Obligations.  Debtor will pay its obligations, including tax liabilities, that, if not paid, could become a lien on any of the Collateral, before the same shall become delinquent or in default, except where: (i) the validity or amount thereof is being contested in good faith by appropriate proceedings; and (ii) Debtor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(e)          Maintenance and Conduct of Business.  Debtor will: (i) keep, maintain and preserve all property and assets material to the conduct of its business; and (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business.  Debtor will cause each Sale Agreement relating to a Seller to remain in full force and effect and cause each Seller or other Person to perform all of its obligations thereunder with respect to the Consumer Loans.

(f)           Books and Records; Inspection Rights.  Debtor will keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities.  Debtor will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.  Debtor shall cause each Seller to permit Lender or its agents to inspect, from time to time, the books, records, and operations of each Seller with respect to Consumer Loans and to conduct or cause to be conducted such field audits as may be reasonably required by Lender with respect the Consumer Loans.  Lender and any designee of Lender shall be provided with full access to data and information via the applicable system of record in order to view, monitor, reconcile and reproduce the credit and legal files demonstrating the existence of the Consumer Loans and the Debtor’s exclusive ownership thereof, including, without limitation, all disbursement and payment activity in connection therewith.  Lender shall comply with all applicable laws relating to viewing personal information relating to Consumer Loans.

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(g)        Compliance with Agreements.  Debtor will comply, in all material respects with all material agreements, contracts and instruments binding on it or affecting the Collateral or its business.

(h)        Notice of Indebtedness.  Debtor will promptly inform Lender of the creation, incurrence or assumption by Debtor of any actual or contingent liabilities not permitted under this Agreement.

(i)         Ownership and Liens.  Debtor will maintain good and indefeasible title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances.  Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Encumbrances and the filing of Debtor as buyer against a Seller as seller.  Debtor will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party.

(j)         Notice of Pledge.  Debtor will: (i) cause Debtor’s internal system to identify each Consumer Loan is pledged by Debtor; and (ii) after the occurrence and during the continuation of an Event of Default, upon written request from Lender, cause each Consumer Loan Note evidencing a Consumer Loan to have conspicuously printed thereon the notation providing notice that such Consumer Loan Note has been pledged by Debtor to Lender.

(k)        Electronic Records.  Each of the electronic originals of the Consumer Loan Documents for Consumer Loans originated via the internet shall clearly indicate that it is not intended to be a “transferable record” under UETA or otherwise, or, alternatively, be an “authoritative” original held by an acceptable electronic document custodian.   Debtor shall cause each Seller to preserve the “original” electronic source documents relating to Collateral stored on servers and back-up systems in native format, and provide Lender (or its designated custodian) upon reasonable request with a copy thereof in native format, together with all metadata and any other embedded information.  The electronic records of Consumer Loans originated via the retail segment shall be systematically marked indicating they have been sold to Debtor and are secured by Lender.  The paper original of such documents shall be preserved and made available to Lender upon reasonable request together with all metadata and any other embedded information.

(l)           Collateral Account.  Debtor shall cause all payments relating to each Consumer Loan to be deposited into the Collateral Deposit Account and shall hold all payments received in connection with each Consumer Loan in trust for Lender pending deposit into a Collateral Deposit Account.

(m)         Fundamental Change.  Debtor will not: (i) make any material change in the nature of its business as carried on as of the date hereof; (ii) liquidate, merge or consolidate with or into any other Person; (iii) make a change in organizational structure or the jurisdiction in which it is organized; or (iv) permit the transfer of any equity interest in Debtor without the prior written consent of Lender if such transfer (together with any prior transfer) shall result in a change of ownership (beneficial or actual) of more than TEN PERCENT (10.00%) of the equity interest in Debtor with respect to any Person (which consent shall not be unreasonably withheld or delayed).

(n)          Indebtedness.  Debtor (without the prior written consent of Lender not to be unreasonably withheld or delayed) will not create, incur, assume or permit to exist any Debt except for the following (“Permitted Indebtedness”):

(i)           The Indebtedness created hereunder;

(ii)          Debt incurred in the ordinary course of business not to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) ) in the aggregate at any time outstanding; and

(iii)         Subject to Section 8(w), other Debt owing to a Seller, which Debt was incurred in connection with the purchase of a Consumer Loan and which shall be subordinated to the Indebtedness on terms and conditions acceptable to Lender (the “Subordinate Indebtedness”).

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All Subordinate Indebtedness existing as of the Effective Date is set forth on Schedule II attached hereto.

(o)        Loans.  Debtor will not make loans or guarantee any obligation of any other Person or entity other: (i) than loans or advances to employees of Debtor not to exceed TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) in the aggregate outstanding at any time, including such loans and advances outstanding on the Effective Date; and (ii) the Consumer Loans.

(p)        Transactions With Affiliates.  Debtor will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Debtor, except in the ordinary course of and pursuant to the reasonable requirements of Debtor’s business and upon fair and reasonable terms no less favorable to Debtor than would be obtained in a comparable arm’s‑length transaction with a Person or entity not an Affiliate of Debtor.

(q)        Dividends or Distribution.  From and after the occurrence of a Dividend Restriction Event, [***] in accordance with Section 8(a)(v) hereof), Debtor shall not: (i) declare or pay any dividend or other distribution, direct or indirect, on account of any equity interest of Debtor, now or hereafter outstanding; (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest of Debtor or any direct or indirect parent of Debtor, now or hereafter outstanding; (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of equity interest of Debtor, now or hereafter outstanding; (iv) return any equity interest to any equity holders of Debtor, or make any other distribution of property, assets, shares of equity interest, warrants, rights, options, obligations or securities thereto as such; or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by Debtor) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of Debtor.   “Dividend Restriction Event” means the occurrence of any of the following: (1) an Event of Default shall have occurred and be continuing; (2) a Default shall have occurred and be continuing; (3) a Level 1 Trigger shall have occurred and be continuing either immediately before, or would occur immediately after, giving effect to any such payment, dividend or distribution under this Section; and/or (4) a Consumer Loan Value Deficiency exists or would exist after making such payment, dividend or distribution.  Notwithstanding anything herein to the contrary, the total dividends and/or other distributions made by Debtor on account of any equity interests in Debtor shall not exceed the [***] Dividend Cap in any calendar [***].

(r)         Transfer or Encumbrance.  Debtor will not: (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral; (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral; or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Lender or a Seller who is acting in its capacity as special limited agent and custodian for Debtor on such terms and conditions as are approved by Lender provided, that such Seller has executed and delivered to Lender a Collateral Agency Agreement.

(s)         Impairment of Security Interest.  Debtor will not and will not permit any Seller to take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral.

(t)         Compromise of Collateral.  Debtor will not and will not permit any Seller to adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business and in accordance with the Servicing Standards; provided,  however, this exception shall terminate following written notice from Lender upon the occurrence and during the continuation of an Event of Default.  Debtor shall provide to Lender such information concerning: (i) any adjustment, settlement, compromise, amendment or modification of any

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

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Collateral; and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Lender may reasonably request from time to time.

(u)          Certain Agreements.  Debtor will not and will not permit any Seller to agree to any material change to or material waiver of any of its rights under any Sale Agreement or any other material contract relating to the Collateral.

(v)          Limitations on Credit and Collection Policies.  Debtor will not permit and will not allow any Seller to make any material change in the Servicing Standards, which change would, based upon the facts and circumstances in existence at such time, reasonably be expected to materially adversely affect the collectability, credit quality or characteristics of the Eligible Consumer Loan, taken as a whole, or the ability of Debtor or such Seller to perform its obligations or the ability of Lender to exercise any of their rights and remedies, hereunder or under any other Loan Document.

(w)         Subordinate Indebtedness.  Debtor acknowledges and shall cause each Seller to acknowledge that the Indebtedness is “Senior Indebtedness” as such term is defined in each UNSECURED SUBORDINATED PROMISSORY NOTE (collectively, the “Subordinate Notes” and each a “Subordinate Note”) executed by Debtor and payable to the order of a Seller in accordance with Section 8(n)(iii).     The Subordinate Indebtedness shall not be payable, and Debtor shall not make any payment (whether of principal, accrued interest or otherwise) or other distribution of, on or with respect to any Subordinate Indebtedness, and no Seller shall receive, accept, retain or apply any such payment or other distribution, unless and until: (i) the Indebtedness shall have been Indefeasibly Paid; and (ii) Lender shall have no further obligations under the Loan Documents to make loans to Debtor.  Debtor shall not permit any amendment or modification of any Subordinate Note without the prior written consent shall consent shall not be unreasonably denied or delayed.  NOTWITHSTANDING THE FOREGOING, DEBTOR SHALL BE PERMITTED TO MAKE REGULARLY SCHEDULED PAYMENTS OF INTEREST ON THE SUBORDINATE INDEBTEDNESS:  (1) PRIOR TO THE OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT UNDER THE LOAN DOCUMENTS; AND (2) PROVIDED THAT A LEVEL 1 TRIGGER HAS NOT OCCURRED AND IS CONTINUING.

(x)          Medium-Term Consumer Loans.  Debtor and Lender acknowledge that: (i) the Medium Term Consumer Loans are opened-ended loans and that, after the effective date for a Medium Term Consumer Loan, additional advances may be made with respect to such Medium-Term Consumer Loan (each, an “Additional Loan” and, collectively, the “Additional Loans”); and (ii) the Purchased Consumer Loans (as defined in the Master Sale Agreement) may include such Additional Loans.  To the extent applicable, Annex A to each Purchase and Sale Transaction Agreement (as defined in the Master Sale Agreement) will include Additional Loans, and the portion of the Purchase Price (as defined in the Master Sale Agreement) attributable to the Additional Loans shall be referred to as a “Purchase Price Adjustment.”  Notwithstanding anything to the contrary contained herein, Debtor may pay to Virginia such Purchase Price Adjustments for each Additional Loan.

(y)          New Collateral Loans.  Other than the replacement of Collateral Loans in accordance with the terms of Section 7(c), Debtor shall not acquire any additional Collateral Loans: (i) from and after SEPTEMBER 30, 2018; or (ii) after the occurrence of a Parent Default.

(z)          Internet Loans.  The electronic original of the Consumer Loan Documents for Internet Loans shall clearly indicate that it is not intended to be a “transferable record” under the Uniform Electronic Transaction Act or otherwise, or, alternatively, be an “authoritative” original held by an acceptable electronic document custodian pursuant to an agreement between such custodian, Debtor and Lender in form and substance reasonably satisfactory to Debtor and Lender (such agreement to be executed within NINETY (90) days of the Effective Date).  Debtor shall cause each Seller to preserve the “original” electronic source documents stored on servers and back-up systems in native format, and provide Lender (or its designated custodian) with a copy thereof in native format, together with all metadata and any other embedded data.

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(aa)         Back Up Servicing.  Within NINETY (90) days of the Effective Date, Debtor will retain a third party backup servicer acceptable to Lender in its reasonable discretion, and shall enter into a backup servicing agreement as approved by Lender for the Consumer Loans.  After certain the occurrence and during the continuation of an Event of Default, Lender may require that the backup servicer have the sole right to manage and contract for ACH withdrawal and remote check processing with all collections drafted directly into a segregated collection account maintained for the benefit of Lender.  The backup servicing agreement will provide for the priority payment of the backup servicing fees, will contain customary representations, warranties and indemnities and be in form and substance reasonably acceptable to Debtor and Lender.

(bb)        Covenants with Respect to a Seller.  Debtor will and will cause each Seller to:

(i)           Maintain all licenses and permits required by applicable municipal, state and federal law and/or regulation in connection a Consumer Loan;

(ii)          Maintain operations in a manner materially compliant with all Consumer Financial Services Law and shall provide to Lender a summary of each annual state exam finding along with a certification by Debtor as to material compliance with Consumer Financial Services Law;

(iii)         Conduct an audit of each store through which Consumer Loans are originated no less than TWO (2) times per year which audit shall be based on the internal audit checklist attached hereto as Exhibit D, and shall certify as to the ongoing material compliance with Consumer Financial Services Law as determined by such audits;

(iv)         Service the Consumer Loans in accordance with the Servicing Standards, the Sale Agreement and all applicable Consumer Financial Services Laws;

(v)          Hold the Consumer Loan Documents for the benefit of Lender pursuant to a Collateral Agency Agreement;

(vi)         Debtor shall not pay and shall not permit Seller to accept any servicing fee with respect to the Consumer Loans (the “Servicing Fee”) in excess of ONE AND ONE HALF OF ONE PERCENT (1.50%) of the average outstanding principal balance of the Eligible Consumer Loans for any month; provided, however, that such limitation shall not prohibit Debtor from paying an additional amount as a Servicing Fee in a given month through SEPTEMBER 2018 to the extent amounts less than such limitation were paid in the immediately preceding THREE (3) months; and

(vii)        Debtor shall not pay and Seller shall not accept any servicing fee when a Level 1 Trigger has occurred and is continuing.

9.            Rights of Lender.  Lender shall have the rights contained in this Section at all times that this Agreement is effective.

(a)          Financing Statements.  Debtor hereby authorizes Lender to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(b)          Power of Attorney.  So long as the Indebtedness shall be outstanding, Debtor hereby irrevocably appoints Lender as Debtor’s attorney‑in‑fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct

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as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until the Loan and other Indebtedness under the Loan Documents are paid in full and all of the Loan Documents are terminated.

(c)          Performance by Lender.  If Debtor fails to perform any agreement or obligation provided for in any Loan Document, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d)          Control Agreement.  During the continuance of a Default or Event of Default, Lender may immediately exercise its rights and remedies under the Control Agreement without further notice to Debtor, Seller or any other Person.

(e)          Collection of Consumer Loans; Management of Collateral.  Nothing herein contained shall be construed to constitute Lender as agent of Debtor for any purpose whatsoever, and Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  Lender shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Consumer Loans or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  Lender, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to Lender and shall not be responsible in any way for the performance by Debtor of any of the terms and conditions thereof.

10.          Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

(a)          Payment Default.  The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtor from time to time.

(b)          Performance or Warranty Default.  The failure of Debtor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents, other than with respect to a payment default as set forth in Section 10(a) and the other specifically enumerated Events of Default set forth in this Section, which is not cured within FIVE (5) Business Days following written notice from Lender to Debtor; provided, that: (i) if such default cannot be cured within FIVE (5) Business Days; (ii) Debtor has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such default; and (iii) Debtor shall continue to diligently pursue such actions, such cure period shall be extended for a period of THIRTY (30) days.

(c)          Representations.  Any representation contained herein or in any of the other Loan Documents made by Debtor is false or misleading in any material respect.

(d)          Default Under Other Indebtedness.  The occurrence of any event which results in the acceleration of the maturity of any indebtedness for borrowed money in an aggregate principal amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) owing by Debtor to any third party under any agreement or understanding.

(e)          Insolvency.  If Debtor, Seller, or Parent: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged

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or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.

(f)           Judgment.  The entry of any judgment against Debtor or the issuance or entry of any attachments or other liens (other than Permitted Encumbrances) against any of the property of Debtor for an amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(g)          Action Against Collateral.  The Collateral or any portion thereof is taken on execution or other process of law in any action.

(h)          Action of Lien Holder.  The holder of any lien or security interest on any of the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(i)           Material Adverse Effect.  Any event shall have occurred or is continuing which shall have had a Material Adverse Effect.

(j)           Seller Default.  A Seller shall default in the performance of any material obligation (as determined by Lender in its sole discretion) to Debtor with respect to any Consumer Loans which is not cured within FIVE (5) Business Days following written notice from Lender to Debtor; provided, that: (i) if such default cannot be cured within FIVE (5) Business Days; (ii) Seller has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such default; and (iii) Seller shall continue to diligently pursue such actions, such cure period shall be extended for a period of THIRTY (30) days.

(k)          Loan Documents.  (i) The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (ii) the validity of enforceability hereof shall be contested by Debtor or any other Person party thereto.

(l)           Level 1 Trigger.  Any Level 1 Trigger exists for THREE (3) months (whether consecutive or non-consecutive) in any SIX (6) month period during the term of the Credit Facility (as reported in the Consumer Loan Value Certificates delivered pursuant to Section 8(a)(v) hereof.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

11.          Remedies and Related Rights.  If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

(a)          Remedies.  Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become

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immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor; provided,  however, concurrently and automatically with the occurrence of an Event of Default under Section 10(e) further advances under the Loan Documents shall automatically cease, the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor.  All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

(b)          Other Remedies.  Lender may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i)           Exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii)          Require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

(iii)         Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv)         Sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v)          Buy the Collateral, or any portion thereof, at any public sale;

(vi)         Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii)        Apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii)       At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.

Debtor agrees that in the event Debtor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the signature page hereof, TEN (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(c)        Application of Proceeds.  If any Event of Default shall have occurred, Lender may at its discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Lender may elect:

(i)           to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;

(ii)          to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii)         to the satisfaction of the Indebtedness;

(iv)         by holding such cash and proceeds as Collateral;

(v)          to the payment of any other amounts required by applicable law; and

(vi)         by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(d)          License.  Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral.

(e)          Deficiency.  In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Debtor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(f)           Non‑Judicial Remedies.  In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process.  Debtor recognizes and concedes that non‑judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.  Nothing herein is intended to prevent Lender or Debtor from resorting to judicial process at either party’s option.

(g)          Other Recourse.  Debtor waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender.  Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness.  Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.  Until all of the Indebtedness shall have been paid in full, no Obligor shall have any right of subrogation and Debtor waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender.  Debtor authorizes Lender, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness to: (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property; (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine; (iii) renew, extend, accelerate, modify,

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compromise, settle or release any of the Indebtedness or other security for the Indebtedness; (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party; and (v) release or substitute any third party.

(h)          No Waiver; Cumulative Remedies.  No failure on the part of Lender to exercise, no delay in exercising and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(i)           Equitable Relief.  Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender.  Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.          Indemnity.  Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents).  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as: (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct; or (b) Lender expressly agrees in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct.  The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

13.          Limitation of Liability and Releases.  As a material inducement to Lender to enter into this Agreement and to grant the Loan to Debtor, all in accordance with and subject to the terms and conditions of the Loan Documents, Debtor, and its successors and assigns do hereby remise, release, acquit, satisfy and forever discharge Lender, and all of the past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of Lender from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, arguments, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing or whether known or unknown, which Debtor now has or hereafter can, shall or may have by reason of any manner, cause or things, from the Effective Date to and including the date on which all Indebtedness of Debtor under the Loan Documents is indefeasibly paid and satisfied, including specifically, but without limitation, matters arising out of, in connection with or related to any and all obligations owed or owing to Lender under the Loan Documents; or the Indebtedness evidenced and secured thereby.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary (including, without limitation, Section 12 of this Agreement), in no event will Debtor be liable to Lender or any of its Affiliates for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses.

14.          No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure,

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Debtor or any of Debtor’s equity holders or any other Person.  Documents in connection with the transactions contemplated hereunder have been prepared by GARDERE WYNNE SEWELL LLP (“Lender’s Counsel”).  Debtor acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Debtor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Debtor with respect to this transaction.  Debtor has been advised to seek other legal counsel to represent its interests in connection with the transactions contemplated herein.

15.          Waiver and Agreement.  Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing.  No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

16.          Benefits.  This Agreement shall be binding upon and inure to the benefit of Lender and Obligors, and their respective successors and assigns, provided,  however, that no Obligor may, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

17.          Notices.  All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by: (a) personal delivery; (b) expedited delivery service with proof of delivery; or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the third day after deposit in a depository receptacle under the care and custody of the United States Postal Service.  Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address.

18.          Construction; Venue; Service of Process.  The Loan Documents shall be governed by and construed in accordance with the laws of the State of New York, without regards to the principles of conflicts of laws, and shall be performable by the parties hereto in the city and county in Georgia where Lender’s address set forth on the signature page hereof is located (the “Venue Site”).  Any action or proceeding against Debtor under or in connection with any of the Loan Documents may be brought in any state or federal court within the Venue Site.  Debtor hereby irrevocably: (a) submits to the nonexclusive jurisdiction of such courts; and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.  Debtor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions in this Agreement.  Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Debtor or with respect to any of its property in courts in other jurisdictions.  Any action or proceeding by Debtor against Lender shall be brought only in a court located in the Venue Site.

19.          Invalid Provisions.  If any provisions of the Loan Documents are held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

20.          Expenses.  Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable out of pocket attorneys’ fees) in connection with: (a) the drafting and execution of the Loan Documents and the transactions contemplated therein; (b) any action required in the course of administration of the indebtedness

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

and obligations evidenced by the Loan Documents; and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

21.          Conflicts.  Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

22.          Counterparts.  The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

23.          Survival.  All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

24.          Waiver of Right to Trial by Jury.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THE LOAN DOCUMENTS.

25.          Patriot Act Notice.  Lender hereby notifies Debtor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. §5318 (the “Act”), that Lender is required to obtain, verify and record information that identifies Debtor, which information includes the name and address of Debtor and other information that will allow such Lender to identify Debtor in accordance with the Act.

26.          Regulation B—Notice of Joint Intent.  If Obligors are more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires lender to obtain evidence of such Person’s intention to apply for joint credit.  Such Person’s signature below shall evidence such intent.  Such Person’s intent shall apply to future related extensions of joint credit and joint guaranty.

27.          Relationship of Debtor and Sellers.  Lender acknowledges that Debtor does not own any equity in any of the Sellers and does not control any of the voting equity of Sellers and is not otherwise in the management of the Sellers.  Accordingly, to the extent that this Agreement provides that Debtor will cause Seller to take or not take any actions, there are provisions in the Sale Agreement to provide Lender and Debtor with certain contractual assurances that Debtor will be able to cause Seller to take or not take any such actions.

28.          Notice of Final Agreement.  It is the intention of Debtor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time).  Debtor and Lender warrant and represent that the entire agreement made and existing by or among Debtor and Lender with respect to the Loan is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Debtor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

AGREED as of the Effective Date.

LENDER:		ADDRESS:

IVY FUNDING NINE, LLC		22 W. Bryan Street, Suite 208
Savannah, GA 31401
By:
Name:
Title:

With copies of notices to:		Gardere Wynne Sewell LLP
2021 McKinney Ave., Suite 1600
Dallas, TX 75201
Attention: Steven S. Camp

DEBTOR:		ADDRESS:

CCFI FUNDING II, LLC		6785 Bobcat Way, Suite 200
Dublin, OH 43016
By:
Name:	Michael Durbin
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

With copies of notices to:		Lape Mansfield Nakasian + Gibson, LLC
9980 Brewster Lane, Suite 150
Columbus, OH 43065
Attention: Rick Gibson

Documents Prepared By:

Steven S. Camp
Gardere Wynne Sewell LLP
2021 McKinney Ave., Suite 1600
Dallas, TX 75201
214-999-4354

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

EXHIBIT A

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

CONSUMER LOAN VALUE CERTIFICATE

DATE:

Pursuant to that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the “Loan Agreement”) dated as of APRIL 25, 2017, between CCFI FUNDING II, LLC, a Ohio limited liability company (“Debtor”), and IVY FUNDING NINE, LLC, a Delaware limited liability company (together with it successors and assigns, “Lender”), Debtor has reviewed its activities for the month ending on _____________, and hereby represents and warrants to Lender that the information set forth below is true and correct in all material respects as of that date, calculated in accordance with GAAP, consistently applied (unless otherwise provided) (capitalized terms below have the meanings assigned in the Loan Agreement):

1.            Consumer Loan Value.  Debtor represents to Lender that the following information regarding the Consumer Loan Value is true and correct:

A	Applicable Advance Rate	%
B	Eligible Receivables	$
C	Consumer Loan Value (Eligible Receivables times the applicable Advance Rate)	$
D	Minus the total Indebtedness	$
E	Plus the balance of the Collateral Deposit Account (and amounts in transit)	$
F	Consumer Loan Value Deficiency (if any)	$

2.            Certification.  The undersigned officer hereby certifies on behalf of Debtor that: (a) Debtor is in compliance with all covenants of the Loan Agreement; and (b) as of the date of this compliance certificate and the date received by Lender, no Event of Default or Default, has occurred.  The Note and Loan Agreement are acknowledged, ratified, confirmed, and agreed by Debtor to be valid, subsisting, and binding obligations.  Debtor agrees that there is no right to set off or defense to payment of the Indebtedness.

3.            Level 1 Triggers.

Cash Flow Coverage Ratio (less than 3.0:1.0)	Actual Cash Flow Coverage Ratio: _______	Level 1 Trigger: Yes No
PRA Concentration Limit [***]	Actual PRA Concentration Limit: __________	Level 1 Trigger: Yes No
[***]	Actual distributions and/or dividends for prior calendar [***]:	Level 1 Trigger: Yes No
Change in Control (Parent shall cease to Control Debtor or neither Michael Durbin nor Ted Saunders shall participate in the active management of Debtor’s day to day operations)		Level 1 Trigger: Yes No

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

Loan Asset Level 1 Trigger (Until SEPTEMBER 30, 2018, do both conditions exist: (i) the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account does not equal or exceed [***] of the then outstanding balance of the Credit Facility; and (ii) the sum of all non-cash assets of Debtor as of such date does not exceed [***] of the then outstanding balance of the Credit Facility)

Non-Cash Assets, plus Cash in Collateral Deposit Account ($              ) as percentage of outstanding balance of the Credit Facility: __________

Non-Cash Assets ($__________) as percentage of outstanding balance of the Credit Facility: __________

Level 1 Trigger: Yes No

EXECUTED as of the date first written above.

CCFI FUNDING II, LLC	6785 Bobcat Way, Suite 200
Dublin, OH 43016
By:
Name:
Title:

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

EXHIBIT B

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

UNDERWRITING GUIDELINES

See Attached

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

EXHIBIT C

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

FORM OF COLLATERAL SUMMARY REPORT

See Attached

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

EXHIBIT D

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

INTERNAL AUDIT CHECKLIST

See Attached

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

EXHIBIT E

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

MAKE WHOLE FEE EXAMPLE

See Attached

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

SCHEDULE I

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

POST-CLOSING ITEMS

Post-Closing Item	Time for Delivery
Back Up Servicing Agreement	Within THIRTY (90) days of the Effective Date
Constituent Documents and Certificates of Good Standing for each Seller	Within THIRTY (30) days of the Effective Date
UCC Financing Statement Searches for each Seller	Within THIRTY (30) days of the Effective Date

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

SCHEDULE II

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

[***]

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC